Exhibit 99.3

FOR RELEASE AT 8:45 a.m., Eastern Time
INVESTOR RELATIONS CONTACT:	Neal Fuller, 206-545-5537
MEDIA RELATIONS CONTACT:	Paul Hollie, 206-545-3048

SAFECO INCREASES DIVIDEND TO SHAREHOLDERS

SEATTLE—(August 2, 2004)—Safeco’s (NASDAQ: SAFC) Board of Directors today announced an increase to the company’s quarterly dividend. The Board declared a regular quarterly dividend of $0.22 per share, payable on October 25, 2004 to shareholders of record as of October 8, 2004.

“This represents a 19 percent increase per share over the previous quarterly dividend of $.185 per share,” said Mike McGavick, Safeco chairman and chief executive officer. “Even as a smaller company, our earnings and our confidence justify increasing our payout to shareholders.”

Safeco, in business since 1923, is a Fortune 500 property and casualty insurance company based in Seattle. The company sells insurance to drivers, homeowners, and small- and medium-sized businesses through a national network of independent agents and brokers. More information about Safeco can be found at www.safeco.com.

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FORWARD-LOOKING INFORMATION CONTAINED IN THIS

NEWS RELEASE IS SUBJECT TO RISK AND UNCERTAINTY

Forward-looking information contained in this release is subject to risk and uncertainty. Information contained in this release that relates to anticipated financial performance, business prospects and plans, regulatory developments and similar matters are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical information are forward-looking. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this release. The risks and uncertainties include, but are not limited to:

•	Risks related to the pricing and underwriting of our products, and the subsequent establishment of reserves, such as:

•	Successful implementation of a new-business entry model for personal and commercial lines

•	Ability to appropriately price and reserve for changes in the mix of our book of business

•	Ability to establish pricing for any changes in driving patterns

•	Inflationary pressures on medical care costs, auto parts and repair, construction costs and other economic factors that increase the severity of claims

•	The availability and pricing of our reinsurance, including coverage for loss from terrorism and our ability to collect from our reinsurers

•	The ability to price for or exclude the risk of loss from terrorism on our policies

•	Risks related to our P&C insurance strategy, such as:

•	Our ability to achieve premium targets and profitability, including realization of growth and business retention estimates

•	Our ability to achieve overall expense goals

•	Our ability to run off our London business and other businesses that we have exited, or intend to exit in the future, without incurring material unexpected charges

•	Regulatory, judicial and legislative risks, such as:

•	Our ability to freely enter and exit lines of business

•	Our ability to successfully obtain regulatory approval of rates and underwriting guidelines, including price-tiered products and the use of insurance scores that include credit information as a component

•	Interpretation of insurance policy provisions by courts or tax authorities, court decisions regarding coverage and theories of liability, trends in litigation and changes in claims settlement practices

•	The outcome of any litigation against us

•	Legislative and regulatory developments affecting the actions of insurers, including requirements regarding rates, taxes and availability of coverage

•	The competitive pricing environment, initiatives by competitors and changes in the competition

•	Unusual loss activity, such as:

•	Weather conditions, including the severity and frequency of storms, hurricanes, hail, snowfall and winter conditions

•	The occurrence of significant natural disasters, including earthquakes

•	The occurrence of significant man-made disasters, such as the terrorist attacks on September 11, 2001, or war

•	The occurrence of bankruptcies that result in losses on insurance products or investments

•	Financial and economic conditions, such as:

•	Performance of financial markets

•	Availability of bank credit facilities

•	Fluctuations in interest rates

•	General economic conditions

•	Operational risks, such as:

•	Damage to our infrastructure resulting in a disruption of our operations

•	Internal or external fraud perpetrated against us

We assume no obligation to update any forward-looking statements contained in this news release.

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